UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 23, 2015

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On March 23, 2015, Cliffs Natural Resources Inc. issued a press release announcing that its wholly-owned subsidiaries, Cliffs Netherlands B.V., Cliffs Greene B.V. and Cliffs Quebec Iron Mining ULC (collectively, the "Sellers"), entered into a Share Purchase Agreement (the "Purchase Agreement") with 9201955 Canada Inc. (the "Purchaser"), a wholly-owned subsidiary of Noront Resources Ltd. Pursuant to the Purchase Agreement, the Sellers agreed to sell their Chromite assets in Northern Ontario to the Purchaser. Completion of the sale to the Purchaser is subject to the satisfaction of certain closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

99.1	Cliffs Natural Resources Inc. published a news release on March 23, 2015 captioned "Cliffs Natural Resources Inc. Agrees to Sell its Chromite Assets in Canada"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	March 23, 2015	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Cliffs Natural Resources Inc. published a news release on March 23, 2015 captioned "Cliffs Natural Resources Inc. Agrees to Sell its Chromite Assets in Canada"